UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Tancheng Group Co., Ltd.
(Exact name of registrant as specified in its charter)

Nevada	86-1098668
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

No. 32, Huili Township, Jiaocheng County Lvliang City, Shanxi Province, P.R. China	030500
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

None	None
(Title of each class to be registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

_________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock

(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

The information required by this Item 1 is incorporated by reference to the information set forth under the captions “Description of Securities” and “Market Price and Dividends on Our Common Equity and Related Stockholder Matters” in the 8-K filed with the Securities and Exchange Commission on March 24, 2023 (the “Super 8-K”). For a description of the anti-takeover provisions that could render a change in control of the registrant more difficult, reference is made to “Description of Securities—Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws” in the Super 8-K.

Item 2.  Exhibits.

3.1	Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Form S-1 filed on December 14, 2018)

3.2	Certificate of Amendment to Articles of Incorporation of the registrant filed with the Secretary of State of State of Nevada on October 17, 2022 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on December 13, 2022)

3.3	Certificate of Amendment to Articles of Incorporation of the registrant filed with the Secretary of State of State of Nevada on April 11, 2023 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on April 21, 2023)

3.4	Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the registrant’s Form S-1 filed on December 14, 2018)

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 25, 2023	Tancheng Group Co., Ltd.

	By:	/s/ Yu Yang
Yu Yang Chief Executive Officer and Chief Financial Officer

3